Exhibit 10.4



                              CONSULTING AGREEMENT
                              --------------------


          This Consulting Agreement (this "Agreement") is entered into as of October 17, 2007 between AptarGroup, Inc., a Delaware corporation (the "Company"), and Carl Siebel Consulting GmbH (the "Consultant").

          WHEREAS, the Company desires to obtain the benefit of the Consultant's knowledge and experience by retaining the Consultant, and the Consultant desires to accept such position, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

          1. Term of Agreement. The Company hereby agrees to retain the Consultant as a consultant, and the Consultant hereby agrees to be retained by the Company, upon the terms and subject to the conditions hereof for the period commencing on January 1, 2008 (the "Effective Date") and ending on the date which is the first annual anniversary of the Effective Date, unless earlier terminated pursuant to Section 5 hereof; provided, however, that this Agreement may be extended by the Company for additional one-year terms upon delivery of written notice of such renewal at least 60 days prior to the expiration of the term then in effect.

          2. Consulting Services. During the Consulting Period, the Consultant shall be available to perform consulting services with respect to the businesses conducted by the Company. Such consulting services shall be related to such matters as the Chief Executive Officer of the Company may designate from time to time. The Consultant shall comply with reasonable requests for the Consultant's consulting services and shall devote reasonable time and reasonable best efforts, skill and attention to the performance of such consulting services, including travel reasonably required in the performance of such consulting services; provided, however, that the Consultant shall not be required to devote more than 72 hours during any calendar quarter during the Consulting Period to the performance of such consulting services.

          3. Independent Contractor Status. The Consultant shall perform the consulting services described in Section 2 hereof as an independent contractor without the power to bind or represent the Company for any purpose whatsoever. The Consultant shall not, by virtue of being a consultant hereunder, be eligible to receive any employee benefits for which officers or other employees of the Company are eligible at any time. The Consultant hereby acknowledges its separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

          4. Compensation. As compensation for the consulting services to be performed by the Consultant hereunder, the Company shall pay the Consultant a consulting fee at the rate of (euro)165,000 per annum, payable in equal monthly installments. The Company shall reimburse the Consultant, in accordance with the Company's policies and procedures, for all proper expenses incurred by the Consultant in providing consulting services hereunder.

          5. Termination.

          (a) This Agreement may be terminated at any time by the Consultant on 30 days prior written notice to the Company. In the event of such termination by the Consultant, the Company shall pay to the Consultant any accrued and unpaid consulting fee payable to the Consultant pursuant to Section 4 hereof and shall reimburse the Consultant for expenses incurred by the Consultant pursuant to
Section 4 hereof prior to the date of such termination.

          (b) This Agreement may be terminated at any time by the Company upon ritten notice to the Consultant in the event that the Consultant shall breach any covenant contained in Section 2, 6, 7 or 8 hereof.

          6. Noncompetition; Nonsolicitation.

          (a) The Consultant acknowledges that during the Consulting Period it will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Consultant's services will be of special, unique and extraordinary value to the Company and its subsidiaries.

          (b) The Consultant agrees that during the Consulting Period it shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business that manufactures or sells Competing Products in any geographic area in which the Company or any of its subsidiaries is then conducting such business. "Competing Product" means any dispensing system including pumps, closures and aerosol valves.

          (c) The Consultant further agrees that during the Consulting Period it shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any business to which Section 6(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries except as is necessary to perform properly the Consultant's duties under this Agreement.

          (d) Nothing in this Section 6 shall prohibit the Consultant from being
(i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Consultant has no active participation in the business of such corporation.


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


          (e) If, at any time of enforcement of this Section 6, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section.

          7. Confidentiality. The Consultant shall not, at any time during the Consulting Period, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of the Consultant, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Consultant gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is necessary to perform properly the Consultant's duties under this Agreement. Promptly following the termination of the Consulting Period, the Consultant shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which it may then possess or have under the Consultant's control (together with all copies thereof).

          8. Inventions. The Consultant hereby assigns to the Company its entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Consultant or developed or acquired by it during the Consulting Period, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries. The Consultant agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Consultant shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

          9. Enforcement. The parties hereto agree that the Company and its subsidiaries would be damaged irreparably in the event that any provision of
Section 6, 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Consultant agrees that it will submit itself to the jurisdiction of the courts of the State of Illinois in any action by the Company to enforce an arbitration award against it or to obtain interim injunctive or other relief pending an arbitration decision.


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


          10. Representations. The Consultant represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Consultant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Consultant is a party or by which it is bound, (ii) the Consultant is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Consultant, enforceable in accordance with its terms.

          11. Survival. Sections 7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Consulting Period.

          12. Arbitration. Any dispute or controversy between the Company and the Consultant, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Chicago, Illinois administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Consultant. The Company and the Consultant acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

          13. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (i) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (ii) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section:


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


            If to the Company, to:

                  AptarGroup, Inc.
                  475 West Terra Cotta Avenue, Suite E
                  Crystal Lake, IL 60014
                  Attn:  Chief Financial Officer
                  Fax:  815-477-0481

            If to the Consultant, to:

                  Carl Siebel Consulting GmbH
                  Petersenstrasse 8
                  40474 Dusseldorf
                  Germany

          14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          16. Successors and Assigns. This Agreement shall be enforceable by the Consultant and its successors and assigns, and by the Company and its successors and assigns.

          17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

          18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          19. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.


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


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    APTARGROUP, INC.


                                    Name: King Harris
                                          -----------

                                    Signature: /s/ King Harris
                                               ---------------

                                    Title: Chairman of the Board
                                           ---------------------






                                    CARL SIEBEL CONSULTING GMBH


                                    Name: Carl Siebel
                                          -----------


                                    Signature: /s/ Carl Siebel
                                               ---------------

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